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Exhibit 5.1

June 18, 2024

Cardiff Lexington Corporation

3753 Howard Hughes Parkway, Suite 200

Las Vegas, Nevada 89169

Re:	Cardiff Lexington Corporation /Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel to Cardiff Lexington Corporation, a Nevada corporation (the “Company”), in connection with the registration by the Company of (a) up to $9,200,000 shares of its common stock, $0.001 par value per share (the “Common Stock”) including $8,000,000 shares of its Common Stock on a firm commitment basis (the “Firm Shares”) and $1,200,000 shares of its Common Stock in connection with an over-allotment option granted to the underwriters (the “Over-Allotment Shares” and, collectively with the Firm Shares, the “Offering Shares”); and (b) shares of its Common Stock equal to 5% of the aggregate number of Offering Shares sold in the offering (the “Representative’s Warrant Shares”) to be issued upon exercise of Common Stock Purchase Warrants (the “Representative’s Warrants”) granted to the underwriters in connection with the issuance of the Offering Shares.

The Offering Shares, the Representative’s Warrants and the Representative’s Warrant Shares (collectively, the “Securities”) are to be offered under a Registration Statement on Form S-1 Registration No. 333-273324 (the “Registration Statement”) in accordance with the Securities Act of 1933, as amended (the “Securities Act”), as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act.

For purposes of these opinions, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a)	the Registration Statement;

(b)	a form of Underwriting Agreement between the Company and Craft Capital Management LLC and R.F. Lafferty & Co., Inc, acting as the representatives of the several underwriters (the “Underwriting Agreement);

(c)	a form of Representative’s Warrants;

(d)	the Amended and Restated Articles of Incorporation of the Company as filed with the Secretary of State of Nevada on July 26, 2023, as amended by the Certificate of Amendment to Articles of Incorporation of the Company as filed with the Secretary of State of Nevada on May 8, 2024;

(e)	the Amended and Restated Bylaws of the Company as adopted on March 24, 2023; and

(f)	certain resolutions and actions of the Board of Directors of the Company relating to the issuance of the Securities and registration of the Securities under the Securities Act.

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We have obtained from officers and agents of the Company and from public officials, and have relied upon, such certificates, representations, and assurances as we have deemed necessary and appropriate for purposes of rendering this opinion letter. We have also examined such other corporate documents, records, certificates, and instruments (collectively with the documents identified in (a) through (f) above, the “Documents”) as we deem necessary or advisable to render the opinions set forth herein.

In our examination, we have assumed:

(a)	the legal capacity of all natural persons executing the Documents;

(b)	the genuineness of all signatures on the Documents;

(c)	the authenticity of all Documents submitted to us as originals, and the conformity to original documents of all Documents submitted to us as copies;

(d)	that the parties to such Documents, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder;

(e)	other than with respect to the Company, the due authorization by all requisite action, corporate or other, of the Documents;

(f)	the execution, delivery, and performance by all parties of the Documents; and

(g)	that all Documents are valid, binding, and enforceable against the parties thereto.

We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such Documents.

The opinions expressed below are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed for purposes of delivering these opinions expressed herein or any changes in applicable law that may come to our attention after the date the Registration Statement is declared effective.

On the basis of the foregoing and in reliance thereon, we are of the opinion that:

(a)	the issuance of the Offering Shares has been duly authorized and upon issuance in accordance with the terms of the Underwriting Agreement, the Offering Shares will be validly issued, fully paid, and nonassessable; and

(b)	the issuance of the Representative’s Warrant Shares has been duly authorized and upon issuance of the Representative’s Warrant Shares upon exercise of and in accordance with the terms of the Representative’s Warrants, the Representative’s Warrant Shares will be validly issued, fully paid, and nonassessable.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, we express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal laws. The opinions we express herein are limited solely to the laws of the State of Nevada, other than the securities laws and regulations of the State of Nevada as to which we express no opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the reference of our name under the caption “Legal Matters” in the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours, /s/ Fennemore Craig, P.C. Fennemore Craig, P.C.

tmor/cdol

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